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                                                                     EXHIBIT 3.2

                           RESTATED AND AMENDED BYLAWS
                                       OF
                          MEDSTONE INTERNATIONAL, INC.

                                    ARTICLE I

                                NAME AND LOCATION

SECTION 1.1 NAME: The name of this corporation shall be Medstone International, Inc.

SECTION 1.2 PRINCIPAL OFFICE: Its principal office shall be located in Aliso Viejo, County of Orange, State of California, or at such other location inside or outside of the State of Delaware as the Board of Directors shall designate .

SECTION 1.3 OTHER OFFICES: Other offices for the transaction of business, and the corporation's registered office in Delaware, shall be located at such places as the Board of Directors may, from time to time, designate.

                                   ARTICLE II

                                  CAPITAL STOCK

SECTION 2.1 ISSUANCE OF CAPITAL STOCK: Subject to any limitations in the corporation's certificate of incorporation or under applicable laws, the Board of Directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in the certificate of incorporation. The shares of stock so issued may be issued for such consideration, having a value not less than the par value thereof in the case of shares with par value, as determined from time to time by the Board of Directors.

SECTION 2.2 CERTIFICATES OF STOCK: Every holder of stock in the corporation shall be entitled to have a certificate, signed by or in the name of the corporation by, the chairman or vice-chairman of the Board of Directors, or the President or a vice-president, and by the Treasurer or an Assistant Treasurer, or the Secretary of the corporation, certifying the number of shares owned by him or her in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. If the corporation shall be authorized to

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issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law (or any successor provision), in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 2.3 LOST CERTIFICATES: A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed. New certificates of stock may be issued in the place of any certificate therefor issued by the corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 2.4 TRANSFERS OF SHARES: The shares of stock of the corporation shall be transferable only upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer.

                                   ARTICLE III

                              SHAREHOLDERS MEETINGS

SECTION 3.1 ANNUAL MEETING: An annual meeting of the shareholders shall be held at such date, time and place, either within or outside of the State of Delaware, as may be designated from time to time by resolution of the Board of Directors. At such meeting, the

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shareholders shall elect directors to serve until their successors shall be elected and qualified. At such annual meeting the shareholders may transact any other proper business which may be brought before the shareholders.

SECTION 3.2. SPECIAL MEETINGS: A special meeting of the shareholders may be called at any time for any proper purpose or purposes by the Board of Directors or by the Chief Executive Officer, but not by any other person or persons except as required by applicable laws.

SECTION 3.3 CONDUCT OF MEETINGS: Unless otherwise determined by the Board of Directors, a meeting of the shareholders shall be presided over by the Chief Executive Officer, or in his or her absence by the President, or in his or her absence by the Chairman of the Board, or in the absence of any of the foregoing by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary of the corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting. The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

SECTION 3.4 NOTICE OF MEETINGS: Except as otherwise required by law, written notice of each annual or special meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder's address as it appears on the records of the corporation.

SECTION 3.5 RECORD DATES FOR MEETINGS: In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any

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adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining shareholders entitled to notice or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 3.6 VOTING AND PROXIES: Each shareholder entitled to vote at any meeting of shareholders shall be entitled to cast one (1) vote for each share of common stock held in his or her name, which vote may either be cast by such shareholder in person or by another person or other persons acting for him or her by proxy. All proxies shall be in writing and shall be filed with the Secretary, who shall make a record thereof and present such record at the meeting. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. With respect to a meeting of shareholders, a shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. Directors shall be elected at all meetings of shareholders for the election of directors by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. All other elections and questions shall, unless otherwise provided by law, or by the corporation's certificate of incorporation or these bylaws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting.

SECTION 3.7 QUORUM AND ADJOURNMENT: Except as otherwise required by applicable laws, a quorum for the transaction of business at a shareholders meeting shall consist of a majority of the shares of stock issued and outstanding entitled to vote at such meeting, present in person or by proxy. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. Any meeting of shareholders may be adjourned either by the Chairman of the meeting or by the vote of a majority of the shares casting votes, though less than a quorum. Except as otherwise expressly required by law, notice of any adjourned meeting of the shareholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present or represented, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty
(30) days, or if after the

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adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

SECTION 3.8 LIST OF SHAREHOLDERS ENTITLED TO VOTE: The Secretary shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list of shareholders or the books of the corporation, or to vote in person or by proxy at any meeting of shareholders.

SECTION 3.9 INSPECTORS OF ELECTIONS AND OPENING AND CLOSING OF POLLS: The Board of Directors shall, in advance of any meeting of shareholders, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by Section 231 of the Delaware General Corporation Law (or any successor provision). The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting.

                                   ARTICLE IV

                                    DIRECTORS

SECTION 4.1 NUMBER, TERM AND QUALIFICATIONS: The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. A director need not be a shareholder, a citizen of the United States or a resident of the State of Delaware. The directors shall be elected at each annual meeting of the shareholders and each director shall hold office until his or her successor is elected and qualified or until such director's earlier death, resignation or removal.

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SECTION 4.2 RESIGNATIONS: Any director may resign as such at any time upon written notice to the corporation delivered at its principal executive office, addressed to the corporation or its Chief Executive Officer, President or Secretary, or otherwise delivered personally to the Chief Executive Officer, President or Secretary. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt at the corporation's principal executive office or by the Chief Executive Officer, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 4.3 VACANCIES: Any vacancy in the Board of Directors, including a vacancy resulting from death, resignation, removal, a director's resolution increasing the number of directors or another cause, may be filled by (a) approval of the Board of Directors, or (b), if the number of directors then in office is less than a quorum, by (i) the unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to Section 4.5, or (iii) a sole remaining director, or (c) at a meeting of the shareholders by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Each director so appointed or elected shall hold office until the expiration of the term of office of any director which he or she replaced and until his other successor shall have been elected and qualified.

SECTION 4.4 REMOVAL: Any director or the entire Board of Directors may be removed, with or without cause, at any time by the affirmative vote of the holders of majority of the shares then entitled to vote at an election of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

SECTION 4.5 MEETINGS OF DIRECTORS AND NOTICES: The time and place of any regular meeting of the Board of Directors shall be fixed by resolution of the Board. No notice shall be required for a regular meeting for which the time and place have been so fixed. Unless otherwise determined by a resolution of the Board of Directors, a meeting of the Board of Directors shall be held without further notice immediately following, and at the same location, as each annual meeting of shareholders. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or by two directors. Each special meeting shall be held on at least forty-eight (48) hours' notice , specifying the time of the meeting, delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means. Oral notice given personally or by telephone or other electronic means must be transmitted directly to the director or to a voice messaging system at the number most recently specified by the director to the corporation's Chief Executive Officer, President or Secretary for this purpose. Written notice, if used, shall be addressed to each director and transmitted or delivered at the applicable address or number of the director most recently specified by the director to the corporation's Chief Executive Officer, President or Secretary for this purpose.

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Any such notice shall be deemed to have been given when communicated personally to the director or when received at his or her designated address or number. The notice need not specify the purpose of the meeting nor the business to be transacted, nor need it specify the place unless the meeting is to be held other than at the principal executive office of the corporation. Notice of a meeting, although otherwise required, need not be given to any director who (a) either before or after the meeting signs a waiver of notice or a consent to the holding of the meeting without being given notice or (b) attends the meeting, except when he or she attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the Chief Executive Officer, if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside at all Board meetings.

SECTION 4.6 QUORUM AND VOTE REQUIRED FOR ACTION: At all meetings of the Board of Directors, directors constituting a majority of the then authorized total number of directors shall constitute a quorum for the transaction of business. Except in cases in which the corporation's certificate of incorporation, these by-laws or applicable laws otherwise provide, the vote of a majority of the directors present at a meeting shall be the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any directors meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned, provided that, if the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

SECTION 4.7 TELEPHONIC MEETINGS: Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

SECTION 4.8 ACTIONS WITHOUT MEETING: Unless otherwise restricted by the corporation's certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board (which shall constitute at least a majority of the then authorized total number of directors) or all of the members of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

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SECTION 4.9 COMMITTEES: The Board of Directors may, by resolution passed by directors constituting a majority of the total number of then authorized directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to: (a) adopting, amending or repealing any of these bylaws; (b) approving, adopting or recommending to the shareholders an amendment of the corporation's certificate of incorporation, an agreement of merger or consolidation, the sale, lease or exchange of all or substantially all of the corporation's property or assets, a dissolution of the corporation or a revocation of dissolution, or any other action or matter expressly required by the Delaware General Corporation Law to be submitted to the shareholders for approval; (c) filling vacancies on the Board or any committee; (d) fixing the compensation of directors for serving on the Board or on a committee; and (e), unless the resolution expressly so provides, declaring a dividend or authorizing the issuance of stock. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these bylaws.

SECTION 4.10 COMPENSATION AND REIMBURSEMENTS: Subject to their duties to the corporation and its shareholders under the Delaware General Corporation Law and other applicable laws, directors may receive such compensation for their services, and such reimbursements for their expenses, as may be fixed or determined by the Board. A director may serve the corporation in any capacity as an officer, employee, agent or otherwise, and receive compensation therefor.

                                    ARTICLE V

                                    OFFICERS

SECTION 5.1 OFFICERS: The officers of the corporation shall include, if and when designated by the Board of Directors, a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. One person may hold one or more offices and it shall not be necessary that all offices of the corporation be filled.

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SECTION 5.2 ELECTION AND TERM OF OFFICE: The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor is elected and qualified or until his or her death, resignation or removal.

SECTION 5.3 REMOVAL: Any officer may be removed at any time by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby. A contract of employment shall not prevent the removal of any officer, but this provision shall not prevent the making of a contract of employment with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.

SECTION 5.4. CHAIRMAN OF THE BOARD: The Chairman of the Board shall be a director and shall preside at meetings of the Board of Directors and perform such other duties as the Board may prescribe.

SECTION 5.5 CHIEF EXECUTIVE OFFICER: The Chief Executive Officer of the corporation shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the corporation. He or she shall have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation, and shall have such other powers and duties with respect to the administration of the business and affairs of the corporation as may from time to time be assigned to him or her by the Board or as is prescribed by the Bylaws. In accordance with these bylaws, he or she shall preside at meetings of the shareholders. Unless another individual is serving as the President, the Chief Executive Officer shall serve as the President and carry out any duties of the President that are different from those of the Chief Executive Officer.

SECTION 5.6 PRESIDENT: The President shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the corporation as may from time to time be assigned to him or her by the Chief Executive Officer and by the Board or as is prescribed by the Bylaws. In the absence or disability of the Chief Executive Officer, the President shall perform all of the duties of the Chief Executive Officer and when so acting shall have all the powers and be subject to all of the restrictions upon the Chief Executive Officer. In accordance with these bylaws, he or she may preside at meetings of shareholders or the Board.

SECTION 5.7 VICE PRESIDENTS: If desired, one or more Vice Presidents may be chosen by the Board of Directors. In the absence and/or disability of both the Chief Executive Officer and the President, the chief executive's duties and responsibilities shall be carried out by the highest ranking available Vice President if Vice Presidents are ranked or, if they are not ranked, by a Vice President designated by the Board of Directors. When so acting, a Vice President

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shall have all the powers of and be subject to all the restrictions on the Chief
Executive Officer. Vice presidents of the corporation shall have such other powers and perform such other duties as prescribed from time to time by the board of directors, the bylaws or the Chief Executive Officer.

SECTION 5.8. SECRETARY: The Secretary shall cause to be prepared and kept, at the corporation's principal executive office or such other place as is designated by the Board of Directors, a book of minutes of all meetings and actions of the shareholders, the Board of Directors and committees of the Board. The Secretary shall keep, or cause to be kept, at the corporation's principal executive office or at the office of its transfer agent or registrar, a record or duplicate record of the shareholders. This record shall show the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of share certificates issued to each shareholder and the number and date of cancellation of any certificates surrendered for cancellation. The Secretary shall give notice, or cause notice to be given, of all shareholders' meetings, Board meetings and meetings of committees of the Board for which notice is required by statute or by the bylaws. If the Secretary or other person authorized by the Secretary to give notice fails to act, notice of any meeting may be given by any other officer of the corporation. The Secretary shall keep the seal of the corporation, if any, in safe custody. The Secretary shall have such other powers and perform such other duties as are prescribed by the Board of Directors, the Chief Executive Officer or the bylaws.

SECTION 5.9 CHIEF FINANCIAL OFFICER: The chief financial officer, who may also be designated ;the Treasurer, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors or the Chief Executive Officer. He or she shall disburse such funds of the corporations as may be ordered by Board or the Chief Executive Officer, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Chief Executive Officer and of the financial condition of the corporation.

SECTION 5.10 ASSISTANT OFFICERS: The Board of Directors may elect one or more Assistant Secretaries and one or more Assistant Treasurers who shall not be general officers of the corporation, but shall perform such duties as the Chief Executive Officer may delegate to them under his or her general direction. In the absence or disability of the Secretary or Chief Financial Officer, the Assistant Secretary or Assistant Treasurer, respectively, shall perform the duties and exercise the powers of his or her respective office.

SECTION 5.11 OTHER DUTIES AND AUTHORITIES: In addition to the duties enumerated herein, the officers (and the employees and agents of the corporation) shall have such duties and authorities as may be conferred on them by the Board of Directors or the Chief Executive Officer of the corporation. The Board of Directors may from time to time delegate

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the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

SECTION 5.12 SALARIES: The salaries and compensation of the officers shall be fixed from time to time by or in the manner designated by the Board of Directors.

SECTION 5.13 LOANS TO OFFICERS AND EMPLOYEES: The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.

                                   ARTICLE VI

                                  OTHER MATTERS

SECTION 6.1 CONTRACTS: Subject to any applicable limitations under the corporation's certificate of incorporation, these bylaws or applicable laws, the Board of Directors may authorize any officer(s) or other person(s) to enter into any contract or execute and deliver any instrument or document in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 6.2 CHECKS AND DEPOSITORIES: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer(s) or other person(s) and in such manner as shall from time to time be determined by the Board of Directors. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

SECTION 6.3 DIVIDENDS: Dividends upon the capital stock of the corporation, subject to the provisions of the corporation's certificate of incorporation, if any, may be declared by the Board of Directors pursuant to applicable laws at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation and applicable laws.

SECTION 6.4 FISCAL YEAR: The Board of Directors shall determine the fiscal year of the corporation.

SECTION 6.5 SHARES OR INTERESTS IN OTHER CORPORATIONS OR ENTITIES: Subject to any limitations prescribed by the Board of Directors, the Chief Executive Officer, the

President, any Vice President, the Secretary or any other person designated by the Board of Directors or the Chief Executive Officer may, on behalf of the corporation, vote or exercise other rights with respect to any shares of or ownership interests in other corporations or entities standing in the name of this corporation. The authority to vote or exercise rights granted by this section includes the authority to execute proxies in the name of the corporation for purposes of voting the shares or other interests.

                                   ARTICLE VII

                                 INDEMNIFICATION

SECTION 7.1. PERMISSIBLE INDEMNIFICATION: The corporation shall, to the maximum extent permitted by Section 145 (as it shall be amended from time to time) or any other applicable provisions of the Delaware General Corporation Law and other Delaware laws, have power to indemnify each of its Agents against expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding arising by reason of the fact that any such person is or was an Agent of the corporation, and shall have power to advance to each such Agent expenses incurred in defending any such proceeding to the maximum extent permitted by such laws. For purposes of this Article, an "Agent" of the corporation or another corporation includes any person who is or was a director, officer, employee or other agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, or of any committee or similar body, in his or her capacity as such.

SECTION 7.2 MANDATORY BROADEST LAWFUL INDEMNIFICATION OF DIRECTORS: The corporation shall, to the broadest and maximum extent then permitted by Delaware law, as the same exists from time to time, indemnify each person who serves as a director of the corporation on or after June 30, 1987 who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that her or she is or was an Agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually incurred by him or her in connection with such action, suit or proceeding. In addition, subject to Section 7.8 below, the corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same may exist from time to time, pay to such director any and all expenses (including attorneys' fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director to repay such amounts if it shall ultimately be determined by a final judgment or other final adjudication that he or she is not entitled to be indemnified by the corporation as authorized in this Section 7.2. The first sentence of this
Section 7.2 to the contrary notwithstanding, the corporation shall not indemnify any such director with respect to any of the following matters: (a) remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or (b) any accounting of profits made from the purchase or sale by such person of the corporation's securities in violation of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (c) actions brought about or contributed to by the dishonesty of such person, if a final judgment or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (d) actions based on or attributable to such person having gained any personal profit or advantage to which he or she was not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which he or she was not entitled; or (e) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful. The corporation shall perform its obligations under the second sentence of this Section 7.2 on behalf of such director until such time as it shall be ultimately determined by a final judgment or other final adjudication that he or she is not entitled to be indemnified by the corporation as authorized by the first sentence of this Section 7.2 by virtue of any of the preceding clauses (a), (b), (c), (d) or (e) or otherwise.

SECTION 7.3 OTHER RIGHTS AND REMEDIES: The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive and is declared expressly to be nonexclusive of any other rights to which any person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding any office.

SECTION 7.4 CONSTITUENT CORPORATIONS: For the purpose of this Article VII, reference to "the corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger involving the corporation which, if its separate existence had continued, would have had power and authority to indemnify Agents, so that any person who is or was an Agent of such constituent corporation shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

SECTION 7.5 SEVERABILITY: If any part of this Article VII shall be found, in any action, suit or proceeding or appeal therefrom or in any other circumstances or as to any particular officer, director, employee or agent, to be unenforceable, ineffective or invalid for any reason, the enforceability, effect and validity of the remaining parts or of such parts in other circumstances shall not be affected, except as otherwise required by applicable law.

SECTION 7.6 AMENDMENTS: The foregoing provisions of this Article VII shall be deemed to constitute an agreement between the corporation and each director entitled to indemnification hereunder, for as long as such provisions remain in effect. Any amendment to the foregoing provisions of this Article VII which limits or otherwise adversely affects the scope of indemnification or rights of any such directors hereunder shall, as to such a director, apply only to claims arising, or causes of action based on actions or events occurring, after such amendment and delivery of notice of such amendment to the director so affected. Until notice of such amendment is given to the director whose rights hereunder are adversely affected, such amendment shall have no effect on such rights of the director hereunder. Any director entitled to indemnification under the foregoing provisions of this Article VII, as to any act or omission occurring prior to the date of receipt of such notice, shall be entitled to indemnification to the same extent as if such provision had continued in the bylaws of the corporation without such amendment.

SECTION 7.7 FORMER DIRECTORS AND SUCCESSORS: The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall continue as to a person who has ceased to be a director, and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.8. SELECTION OF COUNSEL: In the event the corporation shall become obligated under this Article VII, or under California Labor Code Section 2802, California Corporations Code Sections 317 and 2115, Delaware General Corporation Law Section 145 or other statutory provisions or common law rules, to defend a current or former Agent ("Indemnitee") or advance or pay costs or expenses of defending Indemnitee (together, "Indemnitee Obligations") in any action, suit or proceeding (a "Proceeding"), Indemnitee shall give prompt notice thereof to the corporation and the corporation shall be entitled to assume such defense, with qualified counsel reasonably selected by the corporation. Such defense may be conducted jointly with the defense of the corporation and other Indemnitees of the corporation involved in the Proceeding. In any such Proceeding, Indemnitee shall have the right to employ his or her own separate counsel , but such counsel's fees and expenses shall be at Indemnitee's expense and the corporation will not be liable to Indemnitee under this Article VII or Indemnity Obligations for any such fees or expenses, except as provided below. If (a) such employment of separate counsel by Indemnitee at the corporation's expense is specifically authorized by the corporation in writing, or (b) there is a material conflict of interest between the corporation and Indemnitee in the conduct of such defense, or (c) such counsel retained by the corporation shall not assume and continue such defense of Indemnitee, then the reasonable fees and expenses of separate counsel to defend Indemnitee in such Proceeding, who is approved by the corporation (which approval shall not be unreasonably withheld), shall be paid by the corporation.

SECTION 7.9 MANDATORY ARBITRATION: Any controversy, dispute or claim of whatever nature arising of, in connection with, or in relation to the interpretation, performance or breach of this Article VII, including any claim based on contract, tort or statute, shall be settled, at the request of the corporation or an Agent involved in such controversy, dispute or claim, by final and binding arbitration conducted at a location determined by the arbitrator in Orange County California administered by and according with the then existing Rules of

Practice and Procedure of Judicial Arbitration and Mediation Services, Inc.
(JAMS), except that, unless otherwise agreed by the parties in writing, (a) each party shall pay its pro rata share of the arbitrators fees and expenses, in addition to the other expenses of the arbitration approved by the arbitrator,
(b) each party shall pay its own attorney's fees, witness fees and other expenses incurred for its own benefit, unless otherwise provided by statute, and
(c) Delaware law shall be applied to interpret and determine the effect of this
Article VII. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof.

SECTION 7.10 NO DUPLICATION OF PAYMENTS: The corporation shall not be liable under this Article VII to make any payment to or for the benefit of an Indemnitee relating to any Proceeding with respect to which payment is actually made to or for the benefit of the Indemnitee under a valid and collectible insurance policy, or with respect to which the Indemnitee is indemnified by the corporation or a third party otherwise than pursuant to this Article VII, except for payment of any excess beyond the amount of such payment under such insurance policy or indemnification. In the event of any payment by the corporation to an Indemnitee under this Article VII, the corporation shall be subrogated to the extent of such payment to all of the Indemnitee's rights of recovery with respect to the same Proceeding under any insurance policy or third party indemnification obligation. The Indemnitee shall execute all papers required and shall do everything that may be necessary or appropriate to enable the corporation effectively to enforce such rights.

                                  ARTICLE VIII

                                   AMENDMENTS

SECTION 8.1 AMENDMENTS BY SHAREHOLDERS: These bylaws may be altered, amended or repealed and new bylaws may be adopted by a vote of the shareholders representing a majority of all the shares issued and outstanding at any annual or special shareholders' meeting when the proposed amendment has been set out in the notice of such meeting.

SECTION 8.2 AMENDMENTS BY DIRECTORS: The directors, by a vote of a majority of all directors then holding office, may adopt, amend or repeal these bylaws, subject always to the right of the shareholders to adopt, amend or repeal bylaws. The Directors may amend or repeal a bylaw adopted by the shareholders unless the bylaw in question shall forbid amendment or repeal or limit the extent or manner in which it may be amended or repealed. The directors shall not adopt a bylaw which shall require for action by the shareholders any quorum or vote which is greater than a simple majority of all the shares issued and outstanding.

SECTION 8.3 AUTOMATIC AMENDMENTS TO CONFORM TO MANDATORY PROVISIONS OF DELAWARE GENERAL CORPORATION LAW: Certain of the foregoing bylaw provisions correspond with specific mandatory requirements of the Delaware General Corporation Law which may not be altered by these bylaw provisions. If any such mandatory provision in the Delaware General Corporation Law is altered and such change makes it inconsistent with any term(s) of these bylaws, a corresponding modification of such term(s) of these bylaws so that they are consistent will be deemed to be made as of the time of such change in the statutory provision. If any such mandatory provision in the Delaware General Corporation Law or its binding judicial interpretation otherwise is or becomes inconsistent with any term(s) of these bylaws, a corresponding modification of such term(s) of these bylaws shall be deemed to be made so that they are consistent with such statutory provision or interpretation.